Exhibit 10.27

Freddie Mac Loan Numbers - See Exhibit A

Property Names - See Exhibit A

CROSS-COLLATERALIZATION AGREEMENT - MASTER

(Revised 5-5-2017)

THIS CROSS-COLLATERALIZATION AGREEMENT - MASTER (“Agreement”) is made as of the 23rd day of February, 2018 by KEYBANK NATIONAL ASSOCIATION, a national banking association (“Lender”) and those parties identified on Exhibit A (each, “Borrower” and collectively, “Borrowers”).

RECITALS

A.	Pursuant to the terms of a Multifamily Loan and Security Agreement by and between Lender and each Borrower (each, a “Loan Agreement” and collectively, the “Loan Agreements”), Lender has agreed to make contemporaneous loans to each Borrower (each, a “Loan” and collectively, the “Loans”) in the original principal amounts set forth on Exhibit A.

B.	Each Loan is secured by a mortgage, deed of trust, deed to secure debt or other similar security instrument (each, a “Security Instrument” and collectively, the “Security Instruments”). Each Security Instrument encumbers the project identified on Exhibit A and the other real and personal property included within the definition of “Mortgaged Property” in that Security Instrument (each, a “Mortgaged Property” and collectively, the “Mortgaged Properties”).

C.	Each Borrower is an affiliate of each of the other Borrowers and will receive a direct and material benefit from the making of the Loans to the other Borrowers.

D.	Each Borrower acknowledges Lender is willing to make the Loans only if each Borrower agrees to the terms and conditions of this Agreement and the other Loan Documents, which provide, among other things, that each Borrower will be liable for the payment and performance of each of the Loans and that each Mortgaged Property will serve as collateral for each of the Loans (collectively, the “Cross-Collateralization”).

E.	Each Borrower further acknowledges that the benefits derived by such Borrower from the Cross-Collateralization are equivalent to the burdens imposed upon such Borrower and its Mortgaged Property by the Cross-Collateralization, notwithstanding that its Loan and the Related Loans may be of differing amounts.

Cross-Collateralization Agreement - Master

AGREEMENT

1.	Definitions. For purposes of this Agreement (including the recitals above), the following terms will have the meanings indicated:

“Enforcement Action” means a judicial or non-judicial foreclosure of or trustee’s sale under any Security Instrument, a deed in lieu of such foreclosure or sale, a sale of any of the Total Mortgaged Property pursuant to lawful order of a court of competent jurisdiction in a bankruptcy case filed under Title 11 of the United States Code, or any other similar disposition of any of the Total Mortgaged Property.

“Event of Default” is defined in Section 4.

“Fraudulent Transfer Laws” means Section 548 of Title 11 of the United States Code or any applicable provisions of comparable state law, including any provisions of the Uniform Fraudulent Conveyance Act or Uniform Fraudulent Transfer Act, as adopted under state law.

“Indebtedness” means, with respect to each Borrower, the “Indebtedness” as defined in the applicable Loan Agreement, exclusive of any sums payable by Borrower solely by reason of this Agreement.

“Loan Documents” means, with respect to each Loan, the “Loan Documents” as defined in the applicable Loan Agreement, including, without limitation, this Agreement.

“Related Borrowers” means, with respect to any Borrower, all of the other Borrowers.

“Related Indebtedness” means, with respect to any Borrower, the aggregate of the Indebtedness of all the Related Borrowers.

“Related Loan Agreements” means, with respect to any Borrower, the Loan Agreements relating to the Related Loans.

“Related Loan Documents” means, with respect to any Borrower, the Loan Documents relating to the Related Loans.

“Related Loans” means, with respect to any Borrower, the Loans made by Lender to the Related Borrowers.

“Related Mortgaged Properties” means, with respect to any Borrower, the Mortgaged Properties owned by the Related Borrowers.

“Related Security Instruments” means, with respect to any Borrower, the Security Instruments relating to the Related Loans.

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“Total Indebtedness” means, with respect to any Borrower, the aggregate of the Indebtedness plus the Related Indebtedness.

“Total Loan Documents” means, with respect to any Borrower, the Loan Documents and the Related Loan Documents.

“Total Mortgaged Property” means, with respect to any Borrower, the aggregate of the Mortgaged Property and the Related Mortgaged Properties.

Capitalized terms not otherwise defined in this Agreement have the meanings set forth in the applicable Loan Agreements.

2.	Joint and Several Liability for Total Indebtedness; Integration of Obligations; Obligations Absolute. Each Borrower acknowledges and agrees that:

(a)	Borrower must pay not only the Indebtedness but all of the Related Indebtedness in accordance with the terms of the Related Loan Documents, and that such Borrower and the Related Borrowers are jointly and severally liable for the payment of the Total Indebtedness.

(b)	Lender, at its option, may treat the Loan and the Related Loans as separate and independent obligations of such Borrower, or may treat some or all of the Loans, and all or any part of the Total Indebtedness as a single, integrated indebtedness of such Borrower.

(c)	No invalidity, irregularity or unenforceability of any portion of the Total Indebtedness will affect, impair or be a defense to the recovery by Lender of any other portion of the Total Indebtedness.

(d)	Borrower’s obligation to pay the Related Indebtedness is independent, primary, and absolute, and will be performed without demand by Lender and is unconditional regardless of the genuineness, validity, regularity, or enforceability of any of the Related Loan Documents, and without regard to any circumstance, other than payment in full of the Related Indebtedness, which might otherwise constitute a legal or equitable discharge of a borrower, a mortgagor, a surety, or a guarantor. Each Borrower waives, to the fullest extent permitted by law, all rights to require Lender to proceed against any Related Borrower or against any guarantor of any of the Total Indebtedness or to pursue any other right or remedy Lender may now or hereafter have against any Related Borrower or any collateral for any of the Total Indebtedness.

3.	Security Instrument Secures Related Indebtedness and obligations of Related Borrowers. Each Borrower acknowledges and agrees as follows:

(a)	The Security Instrument secures the obligation of Borrower and the Related Borrowers to pay both the Indebtedness and the Related Indebtedness.

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(b)	The Total Mortgaged Property secures the Total Indebtedness without apportionment or allocation of any Mortgaged Property or any portion of any Mortgaged Property (except that the Total Indebtedness may be apportioned among the Mortgaged Properties for the sole and limited purpose of determining the amount of transfer or recordation taxes or documentary stamps required in connection with recordation of this Agreement and the Security Instruments).

(c)	If any Borrower fails to pay fully, when due, any amount payable to Lender under this Agreement or any Loan Document, then Lender may elect, in its discretion, to treat that amount as being due and owing by all the Borrowers on a joint and several basis; to enforce its rights and remedies against and collect such amounts from Borrowers on a joint and several basis; and to recover such amounts from the value of each of the Mortgaged Properties, on a pro rata basis or otherwise, as determined by Lender in its discretion.

4.	Events of Default. Each of the following events will constitute an “Event of Default” under this Agreement:

(a)	Any Borrower defaults or breaches of any provision of this Agreement.

(b)	Any event or condition occurs which constitutes an “Event of Default” under any of the Total Loan Documents.

5.	Cross-Default. Each Borrower acknowledges that this Agreement is a “Loan Document” as defined in each Loan Agreement and each Security Instrument, and agrees that any Event of Default under this Agreement will constitute an “Event of Default” under each Security Instrument and each Loan Agreement.

6.	Remedies.

(a)	Upon the occurrence of an Event of Default, Lender, in its sole and absolute discretion, may exercise either or both of the following remedies, in such order and at such times as Lender may elect:

(i)	Declare the Indebtedness of one or more of the Borrowers immediately due and payable.

(ii)	Exercise any or all of Lender’s rights and remedies under this Agreement, any of the Total Loan Documents, or applicable law.

(b)

Lender may exercise its remedies in one or more proceedings, contemporaneously and/or consecutively, as Lender determines in its sole discretion. Lender may enforce its rights against one or more of the Mortgaged Properties or portions of Mortgaged Properties in the order and manner as it elects in its sole discretion. The enforcement of any one Security Instrument or any other of the Total Loan

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Documents will not constitute an election of remedies, and will not limit or preclude the enforcement of any other Security Instrument or any other of the Total Loan Documents, through one or more additional proceedings. Lender may bring any action or proceeding, including but not limited to judicial or non-judicial foreclosure proceedings, without regard to the fact that one or more other proceedings may have been commenced elsewhere with respect to the one or more of the other Mortgaged Properties or any portion of them.

(c)	Each Borrower, for itself and for any and all Persons now or in the future holding or claiming any lien on, or security interest in, or other interest or right of any nature in or to any of the Mortgaged Property, unconditionally and irrevocably waives any rights it may have, now or in the future, whether at law or in equity, to require Lender to enforce or exercise any of Lender’s rights or remedies under this Agreement, under any Security Instrument, or under any other of the Total Loan Documents, in any particular manner or order or in any particular state or county, or to apply the proceeds of any Enforcement Action in any particular manner or order.

(d)	No judgment obtained by Lender in any proceeding enforcing any of the Total Loan Documents will merge any of the Total Indebtedness into that judgment, and all Total Indebtedness that remains unpaid will remain a continuing obligation of each Borrower. Notwithstanding any Enforcement Action with respect to any Security Instrument, each Borrower will remain bound under this Agreement.

7.	Application of Proceeds. Lender may apply the proceeds of any Enforcement Action to the payment of the Total Indebtedness (including prepayment premiums) in such order as Lender may determine in Lender’s sole discretion.

8.	Adjustment of Obligations.

(a)	If any Borrower’s obligation to pay the Related Indebtedness provided for in this Agreement or the other Loan Documents becomes subject to avoidance under any Fraudulent Transfer Law, then the Related Indebtedness for which such Borrower will be liable and the amount of the Related Indebtedness for which its Mortgaged Property will constitute security will be limited to the largest amount that would not be subject to avoidance as a fraudulent transfer or conveyance under such Fraudulent Transfer Law.

(b)	Reserved.

9.	Borrowers’ Rights of Subrogation.

(a)

Until the Total Indebtedness has been paid in full and the maximum period thereafter during which any payment to Lender with respect to the Total Indebtedness could be deemed a preference under the Bankruptcy Code has

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expired, no Borrower will have a right of, and each Borrower waives any claim for, subrogation, contribution, reimbursement or indemnity (whether contractual, statutory, equitable, under common law or otherwise) and any other rights to enforce any claims or remedies which it has now or may have in the future against any Related Borrower or any of the Related Mortgaged Properties or against any guarantor or security for any of the Total Indebtedness.

(b)	If any Borrower’s agreement under Section 9(a) is found by a court of competent jurisdiction to be void or voidable for any reason, any such rights such Borrower may have against any Related Borrower, any Mortgaged Property or any guarantor or security for the Total Indebtedness, will be subordinate to any rights Lender may have against the same.

(c)	Each Borrower understands that the exercise by Lender of certain rights and remedies contained in any Loan Agreement or Security Instrument may affect or eliminate any Borrower’s right of subrogation against any or all of the Related Borrowers and that such Borrower may therefore incur a partially or totally non-reimbursable liability under this Agreement. Nevertheless, each Borrower authorizes and empowers Lender, in Lender’s sole and absolute discretion, to exercise any right or remedy, or any combination thereof, which may then be available.

10.	Subordination of Obligations to other Borrowers. Any indebtedness or other obligation of a Borrower (a “Debtor Borrower”) held by another Borrower (a “Creditor Borrower”) will be subordinate to the rights of Lender against that Debtor Borrower. If Lender so requests at a time when an Event of Default has occurred, any Creditor Borrower must enforce and collect any such indebtedness or other obligation as trustee for Lender and pay over to Lender any amount collected, on account of the Total Indebtedness.

11.	Lender’s Rights. At any time and from time to time and without the consent of, or notice to, any Borrower, without incurring liability to any Borrower, and without impairing or releasing any Borrower’s liability for all or any part of the Total Indebtedness, Lender may take any of the following actions:

(a)	Change the manner, place or terms of payment, or change or extend the time of payment of, or renew, increase, accelerate or alter, all or any part of the Total Indebtedness, any security for all or any part of the Total Indebtedness, or any liability incurred directly or indirectly with respect to all or any part of the Total Indebtedness.

(b)	Take and hold security for the payment of the Indebtedness or Total Indebtedness, and sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property pledged or mortgaged to secure all or any part of the Total Indebtedness.

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(c)	Exercise or refrain from exercising any rights against any Borrower or any of the Mortgaged Properties.

(d)	Release or substitute any one or more endorsers, guarantors, or other obligors with respect to all or any part of the Total Indebtedness.

(e)	Settle or compromise all or any part of the Total Indebtedness, or subordinate the payment of all or any part of the Total Indebtedness to the payment of any liability (whether due or not) of any Borrower to its creditors other than Lender.

(f)	Apply any sums realized to any liability or liabilities of any Related Borrower or guarantor to Lender regardless of what liability or liabilities of the Borrowers or guarantor to Lender remain unpaid.

(g)	Consent to or waive any breach by any Borrower of, or any act, omission or default by any Borrower under this Agreement or any of the Total Loan Documents.

12.	Indemnification. Borrowers, jointly and severally, for themselves, their personal representatives, successors and assigns, indemnify and hold harmless Lender, its successors and assigns and their respective controlling persons, directors, officers, agents, employees, contractors, subcontractors, and the personal representatives, successors and assigns of each of them (“CCA Indemnitees”) of and from any and all claims, debts, demands, rights, liabilities, actions and causes of action of whatsoever kind and nature, either direct or consequential, and all costs and expenses arising out of or relating thereto (including Attorneys’ Fees and Costs) which any person or entity has or may have against the CCA Indemnitees, or any of them, on account of, or because of, the failure to pay in full all transfer, mortgage, recordation, documentary, or similar taxes, if any, or any portion thereof that may be due because of the making of the Loans, execution, delivery or recordation of any of the Security Instruments and this Agreement or execution or delivery of any guaranty or otherwise arising out of the loan transactions and all interest, penalties and fines that may be or may become due. The CCA Indemnitees may, at the cost of the Borrowers, defend all claims made that are or may be covered by this Agreement unless the Borrowers retain counsel acceptable to the CCA Indemnitees. This indemnification will survive payment of each of the Loans and release of any or all of the Security Instruments and this Agreement.

13.	Waivers.

(a)	(a) With respect to its obligations under this Agreement and the Total Loan Documents, each Borrower waives presentment, demand, notice of dishonor, protest, notice of acceleration, notice of intent to demand or accelerate payment or maturity, presentment for payment, notice of nonpayment, grace, and diligence in collecting such obligations.

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(b)	Notwithstanding the existence of any other security interests in any Mortgaged Property held by Lender or by any other party, Lender may determine in its discretion whether and the order in which any or all of the Total Mortgaged Property or portions thereof will be subjected to the remedies provided in this Agreement and the Total Loan Documents or applicable law. Lender may determine in Lender’s discretion the order in which any or all portions of the Total Indebtedness are satisfied from the proceeds realized upon the exercise of such remedies. Each Borrower and any party who now or in the future acquires a lien on or security interest or other interest in any of the Mortgaged Properties unconditionally and irrevocably waives any and all rights to require the marshalling of assets or to require that any of the Total Mortgaged Property or portions thereof be sold in the inverse order of alienation or in parcels or as an entirety in connection with the exercise of any such remedies.

14.	Limited Recourse Liability. Each Borrower’s personal liability (liability beyond Borrower’s interest in its Mortgaged Property) for the Related Indebtedness is limited as and to the same extent as set forth in that Borrower’s Note.

15.	Releases of the Mortgaged Properties and Loan Assumptions. Notwithstanding anything to the contrary in any of the other Total Loan Documents:

(a)	No Mortgaged Property may be subject to Defeasance or otherwise released from the lien of the applicable Security Instrument or this Agreement except in connection with (a) the repayment in full of the Total Indebtedness, (b) the simultaneous Defeasance of all the Loans in accordance with the provisions of the applicable Loan Agreement, or (c) the release of a portion of any individual Mortgaged Property to the extent permitted under the terms of the applicable Loan Documents.

(b)	For the purposes of this Agreement, a “Loan Assumption” will mean the assumption of any Loan by the transferee in connection with a Transfer of the applicable Mortgaged Property or by a Transfer of any interest in the applicable Borrower to such transferee, in each case pursuant to Section 7.05(a) of the applicable Loan Agreement. Notwithstanding anything to the contrary in the Loan Agreements, except as set forth in Section 15(c) of this Agreement, no Loan Assumptions will be permitted with respect to one or more of the Loans.

(c)	A simultaneous Loan Assumption of all of the Loans will be permitted subject to the following terms and conditions:

(i)	The transferee of each Mortgaged Property is an affiliate of each of the other transferees, all of which transferees must have identical ultimate ownership.

(ii)	Lender must have determined that the conditions set forth in Section 7.05(a) of each Loan Agreement have been satisfied.

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(iii)	Each Loan remains subject to the terms and conditions of this Agreement following such Loan Assumption.

(iv)	Lender must have determined that immediately prior to the Loan Assumption, the Loans satisfy a minimum aggregate DSCR of 1.30x and a maximum aggregate LTV of 63% (it being understood that the foregoing DSCR and LTV requirements are in addition to, and not in limitation of, the requirements under Section 7.05(a) of each Loan Agreement).

16.	Lender’s Right to Terminate Agreement. At any time and for any reason, Lender may at its sole option elect to treat this Agreement as null and void with respect to one or more or all of the Mortgaged Properties (each a “Terminated Property” and collectively, the “Terminated Properties”) and record among the applicable land records a complete or partial termination of this Agreement evidencing Lender’s election to treat this Agreement as null and void with respect to the Terminated Properties. Each Borrower, at Lender’s request, must join in any such termination or partial termination, and each Borrower irrevocably appoints Lender as such Borrower’s agent and attorney-in-fact to execute, deliver and record such termination or partial termination in such Borrower’s name. Following any such termination or partial termination of this Agreement, Lender may enforce the Security Instruments and other Loan Documents in accordance with their respective terms as if this Agreement had never been executed and delivered as to any Terminated Properties.

17.	Notices. All notices to any Borrower or Lender under this Agreement must be given in accordance with the provisions in the Loan Agreement.

18.	Governing Law; Jurisdiction and Venue. This Agreement will be governed by and construed in accordance with the laws of the Property Jurisdiction. Each of the Borrowers submits to the in personam jurisdiction of any federal or state court in (a) the Property Jurisdiction and (b) the Commonwealth of Virginia with respect to any proceeding arising out of or relating to this Agreement. Each of the Borrowers irrevocably waives, to the fullest extent permitted under applicable law, any objections such Borrower may now or hereafter have to the venue of any suit, action or proceeding brought in any such court and any claim that the same has been brought in an inconvenient forum. Each of the Borrowers acknowledges that it has received material and substantial consideration for the Cross-Collateralization and that the foregoing venue provision is integral to Lender’s realization of its rights hereunder. Each of the Borrowers further acknowledges that it is not in a disparate bargaining position, that it is a commercial enterprise, with sophisticated financial, legal and economic experience, and that the venue selections contained in this Agreement are not unreasonable, unjust, inconvenient or overreaching.

19.

Captions, Cross References and Exhibits. The captions assigned to provisions of this Agreement are for convenience only and will be disregarded in construing this Agreement. Any reference in this Agreement to a “Section,” a “Subsection,” or an “Exhibit” will, unless otherwise explicitly provided, be construed as referring to a section

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of this Agreement, to a subsection of the section of this Agreement in which the reference appears or to an Exhibit attached to this Agreement. All Exhibits referred to in this Agreement are incorporated by reference.

20.	Number and Gender. Use of the singular in this Agreement includes the plural, use of the plural includes the singular, and use of one gender includes all other genders, as the context may require.

21.	Statutes and Regulations. Any reference in this Agreement to a statute or regulation will include all amendments to and successors to such statute or regulation, whether adopted before or after the date of this Agreement.

22.	No Partnership. This Agreement is not intended to, and will not, create a partnership or joint venture among the parties, and no party to this Agreement will have the power or authority to bind any other party except as explicitly provided in this Agreement.

23.	Successors and Assigns. This Agreement will be binding upon and will inure to the benefit of the parties and their respective heirs, successors, and permitted assigns.

24.	Severability. The invalidity or unenforceability of any provision of this Agreement will not affect the validity of any other provision, and all other provisions will remain in full force and effect.

25.	Entire Agreement. This Agreement, together with the Loan Agreement, Note, Security Instrument and Loan Documents relating to each Loan, contains the entire agreement among the parties as to the rights granted and the obligations assumed in this Agreement. To the extent this Agreement conflicts with the terms of other Loan Documents, this Agreement will govern and control.

26.	Waiver; No Remedy Exclusive. Any forbearance by a party to this Agreement in exercising any right or remedy given under this Agreement or existing at law or in equity will not constitute a waiver of or preclude the exercise of that or any other right or remedy. Unless otherwise explicitly provided, no remedy under this Agreement is intended to be exclusive of any other available remedy, but each remedy will be cumulative and will be in addition to other remedies given under this Agreement or existing at law or in equity.

27.	Third Party Beneficiaries. No creditor of any party to this Agreement, nor any other person, is intended to be a third party beneficiary of this Agreement.

28.	Course of Dealing. No course of dealing among the parties to this Agreement will operate as a waiver of any rights of any party under this Agreement.

29.	Further Assurances and Corrective Instruments. To the extent permitted by law, the parties will, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such supplements to this Agreement and such further instruments as may reasonably be required for carrying out the intention of or facilitating the performance of this Agreement.

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30.	No Party Deemed Drafter. No party will be deemed the drafter of this Agreement, and this Agreement may not be construed against either party as the drafter of the Agreement.

31.	WAIVER OF TRIAL BY JURY. EACH BORROWER AND LENDER EACH (A) COVENANTS AND AGREES NOT TO ELECT A TRIAL BY JURY WITH RESPECT TO ANY ISSUE ARISING OUT OF THIS AGREEMENT THAT IS TRIABLE OF RIGHT BY A JURY, AND (B) WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO SUCH ISSUE TO THE EXTENT THAT ANY SUCH RIGHT EXISTS NOW OR IN THE FUTURE. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS SEPARATELY GIVEN BY EACH PARTY, KNOWINGLY AND VOLUNTARILY WITH THE BENEFIT OF COMPETENT LEGAL COUNSEL.

32.	Counterparts. This Agreement may be executed in multiple counterparts, each of which will constitute an original document and all of which together will constitute one agreement.

33.	ATTACHED EXHIBITS. The following Exhibits are attached to this Agreement:

|X|	Exhibit A	Schedule of Cross-Collateralized Loans

| |	Exhibit B	Modifications to Cross-Collateralization Agreement - Master

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IN WITNESS WHEREOF, the undersigned have signed and delivered this Agreement as of the date first set forth above.

BORROWERS:

SSSHT PROPCO 4522 S 1300 E, LLC, a Delaware limited liability company

By:	Strategic Student & Senior Housing Trust, Inc., a Maryland corporation, as Manager

	By:	/s/ H. Michael Schwartz
	Name:	H. Michael Schwartz
	Title:	Chief Executive Officer

STATE OF CALIFORNIA

COUNTY OF ORANGE

The foregoing instrument was acknowledged before me this          day of February, 2018, by H. Michael Schwartz, as Chief Executive Officer of Strategic Student & Senior Housing Trust, Inc., a Maryland corporation, as Manager of SSSHT PROPCO 4522 S 1300 E, LLC, a Delaware limited liability company.

(Seal)

Notary Public

Printed Name:

My Commission Expires:

Cross-Collateralization Agreement - Master	Page 12

SSSHT PROPCO 1245 E MURRAY HOLLADAY ROAD, LLC, a Delaware limited liability company

By:	Strategic Student & Senior Housing Trust, Inc., a Maryland corporation, as Manager

	By:	/s/ H. Michael Schwartz
	Name:	H. Michael Schwartz
	Title:	Chief Executive Officer

STATE OF CALIFORNIA

COUNTY OF ORANGE

The foregoing instrument was acknowledged before me this          day of February, 2018, by h. Michael Schwartz, as Chief Executive Officer of Strategic Student & Senior Housing Trust, Inc., a Maryland corporation, as Manager of SSSHT PROPCO 1246 E MURRAY HOLLADAY ROAD, LLC, a Delaware limited liability company.

(Seal)

Notary Public

Printed Name:

My Commission Expires:

Cross-Collateralization Agreement - Master	Page 13

SSSHT PROPCO 10020 N 4600 W STREET, LLC, a Delaware limited liability company

By:	Strategic Student & Senior Housing Trust, Inc., a Maryland corporation, as Manager

	By:	/s/ H. Michael Schwartz
	Name:	H. Michael Schwartz
	Title:	Chief Executive Officer

STATE OF CALIFORNIA

COUNTY OF ORANGE

The foregoing instrument was acknowledged before me this          day of February, 2018, by H. Michael Schwartz, as Chief Executive Officer of Strategic Student & Senior Housing Trust, Inc., a Maryland corporation, as Manager of SSSHT PROPCO 10020 N 4600 W STREET, LLC, a Delaware limited liability company.

(Seal)

Notary Public

Printed Name:

My Commission Expires:

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LENDER:

KEYBANK NATIONAL ASSOCIATION, a national banking association

By:	/s/ Sharon D. Callahan
Name:	Sharon D. Callahan
Title:	Vice President

DISTRICT OF COLUMBIA

The foregoing instrument was acknowledged before me this          day of January, 2018, by Sharon D. Callahan, as Manager of KEYBANK NATIONAL ASSOCIATION, a national banking association.

(Seal)

Notary Public

Printed Name:

My Commission Expires:

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EXHIBIT A

SCHEDULE OF CROSS-COLLATERALIZED LOANS

Name of Project, City and State	Borrower	Loan Amount	Freddie Mac Loan No.
THE WELLINGTON SALT LAKE CITY, UTAH	SSSHT PROPCO 4522 S 1300 E, LLC, a Delaware limited liability company	$28,709,000.00	502336005
COTTONWOOD CREEK SALT LAKE CITY, UTAH	SSSHT PROPCO 1245 E MURRAY HOLLADAY ROAD, LLC, a Delaware limited liability company	$9,337,000.00	502336021
THE CHARLESTON AT CEDAR HILLS CEDAR HILLS, UTAH	SSSHT PROPCO 10020 N 4600 W STREET, LLC, a Delaware limited liability company	$8,859,000.00	502336048

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EXHIBIT B

MODIFICATIONS TO CROSS-COLLATERALIZATION AGREEMENT – MASTER

The following modifications are made to the text of the Agreement which precedes this Exhibit:

None

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